[Exhibit 5.1]










                              March 4, 1994




Board of Directors
Valero Energy Corporation
530 McCullough Avenue
San Antonio, TX  78215


Gentlemen:

          I am the Corporate Secretary and Managing Attorney of Valero Energy Corporation, a Delaware corporation ("Valero"), and have acted as counsel for Valero in connection with the proposed offering of up to 1,000,000 additional shares of Common Stock, $1.00 par value per share, of Valero (the "Shares"), together with up to 1,000,000 additional Preference Share Purchase Rights ("Rights") of Valero, pursuant to the Valero Energy Corporation Thrift Plan (the "Plan").

          In connection therewith, I have examined, among other things, the Restated Certificate of Incorporation and the By-laws of Valero, the corporate proceedings with respect to the adoption of the Plan and the offering of the Shares, the corporate proceedings with respect to the creation of the Amended and Restated Rights Agreement, dated as of October 17, 1991, between Valero and Ameritrust Texas, N.A., successor to MBank Alamo, N. A., as Rights Agent, and the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Valero with the Securities and Exchange Commission for the registration of the Shares and the Rights under the Securities Act of 1933 (the "Act").

          Based on the foregoing, and having due regard for such legal considerations as I have determined relevant, I am of the opinion that:

               1.   Valero is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware.

               2. The Shares and Rights proposed to be sold by Valero under the Plan and which are original issuance securities have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Act and to compliance with any applicable Blue Sky laws and to the sale of such Shares and Rights in accordance with the provisions of the Plan, when each certificate for a portion of such Shares has been executed by Valero, authenticated by the Transfer Agent, registered by the Registrar and delivered and sold in accordance with the Plan, (a) the Shares represented by such certificate will be legally issued, fully paid and non-assessable shares of Common Stock of Valero, and (b) the Rights trading with and represented by such certificate for the Shares will be legally issued, fully paid and non-assessable Preference Share Purchase Rights of Valero entitled to the benefits of the Rights Agreement.

          I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the references to myself therein.

                              Very truly yours,


                              /s/ RAND C. SCHMIDT

                              Rand C. Schmidt
                              Corporate Secretary and
                              Managing Attorney


RCS/dmh